Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2016 RESULTS

➢            4Q16 Reported EPS of $0.69

➢              Adjusted EPS (non-GAAP) of $0.99

➢            4Q16 Net sales increased ~7 percent to $1.55 billion

➢              Organic sales growth (non-GAAP) of ~5 percent

➢            FY16 Reported EPS of $3.54

➢              Adjusted EPS (non-GAAP) of $4.02

➢            FY16 Net sales increased ~2 percent to $6.09 billion

➢              Organic sales growth (non-GAAP) of ~4 percent

➢            Expect FY17 Reported EPS of $4.10 to $4.30

➢              Adjusted EPS (non-GAAP) of $4.30 to $4.50

GLENDALE, Calif., February 1, 2017 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended December 31, 2016. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same periods in the prior year.

“I am pleased to report another year of progress toward our long-term goals,” said Mitch Butier, President and CEO. “We drove strong organic sales growth and margin expansion through our strategy to accelerate growth in high value categories and disciplined execution in our base businesses.

“Label and Graphic Materials had another outstanding year and the transformation of Retail Branding and Information Solutions is on track. Results in our newly created Industrial and Healthcare Materials segment were as anticipated, and it is well positioned for profitable growth. I would like to thank our employees for their dedication and focus on our continued success.

“In 2017, we expect to again deliver solid sales and earnings growth,” said Butier. “We remain confident that the consistent execution of our strategies will enable us to achieve our long-term goal of superior value creation through a balance of profitable growth and capital discipline.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2016 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Fourth Quarter 2016 Results by Segment

Prior period amounts have been reclassified to reflect the company’s new operating structure. The Label and Graphic Materials segment includes Label and Packaging Materials, Graphics Solutions, and Reflective Solutions (all previously reported in Pressure-sensitive Materials). The Industrial and Healthcare Materials segment includes Performance Tapes (previously reported in Pressure-sensitive Materials), Fasteners Solutions (previously reported in Retail Branding and Information Solutions), and Vancive Medical Technologies (previously reported as a standalone segment). Retail Branding and Information Solutions now includes tickets, tags, and labels for apparel, radio-frequency identification, and Printer Solutions.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Label and Graphic Materials

•    Reported sales increased approximately 10 percent; on an organic basis, sales grew approximately 7 percent. Within the segment, sales in Label and Packaging Materials increased mid-single digits and the combined Graphics and Reflective businesses increased low-double digits on an organic basis.

•    Operating margin improved 70 basis points to 11.3 percent, driven primarily by the impact of higher volume. Adjusted operating margin also improved 70 basis points.

Retail Branding and Information Solutions

•    Reported sales increased approximately 3 percent; on an organic basis, sales grew approximately 5 percent.

•    Operating margin improved 610 basis points to 9.3 percent, primarily due to lower restructuring charges. Adjusted operating margin improved 220 basis points as the net savings associated with the business model transformation and the impact of higher volume were partially offset by higher employee-related costs.

Industrial and Healthcare Materials

•    Reported sales decreased approximately 8 percent; on an organic basis, sales declined approximately 10 percent, as expected. Strong growth in industrial was more than offset by an expected decline in healthcare categories.

•    Operating margin declined 360 basis points to 8.8 percent as the impact of lower volume was only partially offset by the benefit of productivity initiatives.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

In 2016, the company repurchased 3.8 million shares at an aggregate cost of $262 million. Net of dilution, the company reduced its share count by 2 million. The cost of repurchases, net of proceeds from stock option exercises, was $191 million.

Income Taxes

The 2016 full year tax rate was 32.8 percent, in-line with our previous expectation of 33 percent. The tax rate in 2017 is expected to be in the low-thirty percent range.

Cost Reduction Actions

In 2016, the company realized approximately $82 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $20 million, the majority of which represent cash charges.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2016 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2017 financial results. Based on the factors listed and other assumptions, the company expects 2017 earnings per share of $4.10 to $4.30.

Excluding an estimated $0.20 per share for restructuring charges and other items, the company expects adjusted earnings per share (non-GAAP) of $4.30 to $4.50.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global leader in pressure-sensitive label and functional materials and labeling solutions for apparel. The company’s applications and technologies are an integral part of products used in every major industry. With operations in more than 50 countries and more than 25,000 employees worldwide, Avery Dennison serves customers in the consumer packaging, graphical display, logistics, apparel, industrial and healthcare industries. Headquartered in Glendale, California, the company reported sales of $6.1 billion in 2016. Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2015 Form 10-K, filed on February 24, 2016 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Garrett Gabel (626) 304-2399

investorcom@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	4Q	4Q	% Change vs. P/Y
	2016	2015	Reported	Organic (a)

Net sales, by segment:
Label and Graphic Materials	$1,063.8	$970.6	10%	7%
Retail Branding and Information Solutions	375.9	363.2	3%	5%
Industrial and Healthcare Materials	111.1	121.0	(8%)	(10%)
Total net sales	$1,550.8	$1,454.8	7%	5%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2016	2015	Change	2016	2015	2016	2015	Change	2016	2015

Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$120.6	$102.5		11.3%	10.6%	$122.6	$104.8		11.5%	10.8%
Retail Branding and Information Solutions	34.8	11.8		9.3%	3.2%	37.5	28.2		10.0%	7.8%
Industrial and Healthcare Materials	9.8	15.0		8.8%	12.4%	10.8	15.5		9.7%	12.8%
Corporate expense	(24.4)	(22.6)				(25.3)	(22.5)
Total operating income before interest and taxes / operating margins	$140.8	$106.7	32%	9.1%	7.3%	$145.6	$126.0	16%	9.4%	8.7%

Interest expense	$14.5	$15.2				$14.5	$15.2

Income from continuing operations before taxes	$126.3	$91.5	38%	8.1%	6.3%	$131.1	$110.8	18%	8.5%	7.6%

Provision for income taxes	$64.3	$35.0				$42.1	$32.5

Income from continuing operations	$62.0	$56.5	10%	4.0%	3.9%	$89.0	$78.3	14%	5.7%	5.4%

Income from discontinued operations (c)	---	$0.5	n/m

Net income	$62.0	$57.0	9%	4.0%	3.9%

Net income per common share, assuming dilution:

Continuing operations	$0.69	$0.61	13%			$0.99	$0.85	16%

Discontinued operations	---	0.01	n/m

Total Company	$0.69	$0.62	11%

						2016	2015
4Q Free Cash Flow from Continuing Operations (d)						$ 139.4	$ 138.3

Previously reported segment results have been reclassified to reflect our new operating structure.

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(b)	Excludes restructuring charges and other items.

(c)	Relates to the 2013 sale of our former Office and Consumer Products and Designed and Engineered Solutions businesses.

(d)

Free cash flow refers to cash flow from continuing operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	FY	FY	% Change vs. P/Y
	2016	2015	Reported	Organic (a)

Net sales, by segment:
Label and Graphic Materials	$4,187.3	$4,032.1	4%	5%
Retail Branding and Information Solutions	1,445.4	1,443.4	--	3%
Industrial and Healthcare Materials	453.8	491.4	(8%)	(8%)
Total net sales	$6,086.5	$5,966.9	2%	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	FY	FY	%	% of Sales		FY	FY	%	% of Sales
	2016	2015	Change	2016	2015	2016	2015	Change	2016	2015

Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$516.2	$453.4		12.3%	11.2%	$529.2	$465.5		12.6%	11.5%
Retail Branding and Information Solutions	102.6	51.6		7.1%	3.6%	112.4	97.3		7.8%	6.7%
Industrial and Healthcare Materials	54.6	57.1		12.0%	11.6%	56.5	65.1		12.5%	13.2%
Corporate expense	(136.4)	(92.7)				(95.9)	(91.2)
Total operating income before interest and taxes / operating margins	$537.0	$469.4	14%	8.8%	7.9%	$602.2	$536.7	12%	9.9%	9.0%

Interest expense	$59.9	$60.5				$59.9	$60.5

Income from continuing operations before taxes	$477.1	$408.9	17%	7.8%	6.9%	$542.3	$476.2	14%	8.9%	8.0%

Provision for income taxes	$156.4	$134.5				$177.8	$156.7

Income from continuing operations	$320.7	$274.4	17%	5.3%	4.6%	$364.5	$319.5	14%	6.0%	5.4%

Income from discontinued operations (c)	---	($0.1)	n/m

Net income	$320.7	$274.3	17%	5.3%	4.6%

Net income per common share, assuming dilution:

Continuing operations	$3.54	$2.95	20%			$4.02	$3.44	17%

Discontinued operations	---	---	n/m

Total Company	$3.54	$2.95	20%

						2016	2015
Free Cash Flow from Continuing Operations (d)						$ 387.1	$ 329.4

Previously reported segment results have been reclassified to reflect our new operating structure.
See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.
(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.
(b)	Excludes restructuring charges and other items.
(c)	Relates to the 2013 sale of our former Office and Consumer Products and Designed and Engineered Solutions businesses.
(d)

Free cash flow refers to cash flow from continuing operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2016	Jan. 02, 2016	Dec. 31, 2016	Jan. 02, 2016

Net sales	$1,550.8	$1,454.8	$6,086.5	$5,966.9

Cost of products sold	1,125.4	1,062.5	4,386.8	4,321.1

Gross profit	425.4	392.3	1,699.7	1,645.8

Marketing, general & administrative expense	279.8	266.3	1,097.5	1,108.1

Interest expense	14.5	15.2	59.9	60.5

Other expense, net(1)	4.8	19.3	65.2	68.3

Income from continuing operations before taxes	126.3	91.5	477.1	408.9

Provision for income taxes	64.3	35.0	156.4	134.5

Income from continuing operations	62.0	56.5	320.7	274.4

Income (loss) from discontinued operations	---	0.5	---	(0.1)

Net income	$62.0	$57.0	$320.7	$274.3

Per share amounts:

Net income per common share, assuming dilution

Continuing operations	$0.69	$0.61	$3.54	$2.95

Discontinued operations	---	0.01	---	---

Net income per common share, assuming dilution	$0.69	$0.62	$3.54	$2.95

Weighted average number of common shares outstanding, assuming dilution	90.1	92.5	90.7	92.9

(1)                “Other expense, net” for the fourth quarter of 2016 includes severance and related costs of $4, asset impairment and lease cancellation charges of $1.3, and transaction costs of $.9, partially offset by gain on sale of assets of $1.4.

“Other expense, net” for the fourth quarter of 2015 includes severance and related costs of $17.5, asset impairment and lease cancellation charges of $1.5, and net loss from curtailment and settlement of pension obligations of $.3.

“Other expense, net” for fiscal year 2016 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $5.2, loss from settlement of pension obligations of $41.4, and transaction costs of $5, partially offset by net gain on sales of assets of $1.1.

“Other expense, net” for fiscal year 2015 includes severance and related costs of $52.5, asset impairment and lease cancellation charges of $7, loss on sale of product line and related exit costs of $10.5, and net loss from curtailment and settlement of pension obligations of $.3, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 31, 2016	Jan. 02, 2016

Current assets:
Cash and cash equivalents	$ 195.1	$ 158.8
Trade accounts receivable, net	1,001.0	964.7
Inventories, net	519.1	478.7
Assets held for sale	6.8	2.5
Other current assets	182.8	170.7

Total current assets	1,904.8	1,775.4

Property, plant and equipment, net	915.2	847.9
Goodwill	793.6	686.2
Other intangibles resulting from business acquisitions, net	66.7	45.8
Non-current deferred income taxes	313.2	372.2
Other assets	402.9	406.2

	$ 4,396.4	$ 4,133.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 579.1	$ 95.3
Accounts payable	841.9	814.6
Other current liabilities	583.3	549.2

Total current liabilities	2,004.3	1,459.1

Long-term debt and capital leases	713.4	963.6
Other long-term liabilities	753.2	745.3
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	852.0	834.0
Retained earnings	2,473.3	2,277.6
Treasury stock at cost	(1,772.0)	(1,587.0)
Accumulated other comprehensive loss	(751.9)	(683.0)

Total shareholders’ equity	925.5	965.7

	$ 4,396.4	$ 4,133.7

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 31, 2016	Jan. 02, 2016

Operating Activities:

Net income	$ 320.7	$ 274.3

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	117.5	125.2

Amortization	62.6	63.1

Provision for doubtful accounts and sales returns	54.4	46.5

Net losses from asset impairments and sales/disposals of assets	1.5	12.2

Stock-based compensation	27.2	26.3

Loss from settlement of pension obligations	41.4	---

Other non-cash expense and loss	46.2	50.1
Changes in assets and liabilities and other adjustments	(86.2)	(124.0)

Net cash provided by operating activities	585.3	473.7

Investing Activities:

Purchases of property, plant and equipment	(176.9)	(135.8)

Purchases of software and other deferred charges	(29.7)	(15.7)

Proceeds from sales of property, plant and equipment	8.5	7.6

Purchases of investments, net	(0.1)	(0.5)

Payments for acquisitions and equity method investments, net of cash acquired	(237.2)	---

Other	---	1.5

Net cash used in investing activities	(435.4)	(142.9)

Financing Activities:

Net increase (decrease) in borrowings (maturities of 3 months or less)	234.9	(98.4)

Payments of debt (maturities greater than 3 months)	(2.7)	(7.4)

Dividends paid	(142.5)	(133.1)

Share repurchases	(262.4)	(232.3)

Proceeds from exercises of stock options, net	71.0	104.0

Other	(4.5)	(0.1)

Net cash used in financing activities	(106.2)	(367.3)

Effect of foreign currency translation on cash balances	(7.4)	(11.9)

Increase (decrease) in cash and cash equivalents	36.3	(48.4)

Cash and cash equivalents, beginning of year	158.8	207.2

Cash and cash equivalents, end of year	$ 195.1	$ 158.8

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.  The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.  We believe that organic sales change assists investors in evaluating the sales growth from the ongoing activities of our businesses and provides greater ability to evaluate our results from period to period.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Adjusted income from continuing operations refers to reported income from continuing operations tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items.

We believe that adjusted operating margin, adjusted income from continuing operations, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2016	Jan. 02, 2016	Dec. 31, 2016	Jan. 02, 2016

Reconciliation from GAAP to Non-GAAP Operating Margins:
Net sales	$1,550.8	$1,454.8	$6,086.5	$5,966.9

Income from continuing operations before taxes	$126.3	$91.5	$477.1	$408.9

Income from continuing operations before taxes as a percentage of sales	8.1%	6.3%	7.8%	6.9%

Adjustment:
Interest expense	$14.5	$15.2	$59.9	$60.5

Operating income from continuing operations before interest expense and taxes	$140.8	$106.7	$537.0	$469.4

Operating Margins	9.1%	7.3%	8.8%	7.9%

As reported income from continuing operations before taxes	$126.3	$91.5	$477.1	$408.9
Adjustments(1)	N/A	N/A	N/A	(1.0)

Previously reported income from continuing operations before taxes	N/A	N/A	N/A	407.9
Adjustments:
Restructuring charges:
Severance and related costs	4.0	17.5	14.7	52.5
Asset impairment and lease cancellation charges	1.3	1.5	5.2	7.0
Loss from settlement and curtailment of pension obligations	---	0.3	41.4	0.3
Other items(2)	(0.5)	---	3.9	8.5
Interest expense	14.5	15.2	59.9	60.5

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$145.6	$126.0	$602.2	$536.7

Adjusted Operating Margins (non-GAAP)	9.4%	8.7%	9.9%	9.0%

Reconciliation from GAAP to Non-GAAP Income from Continuing Operations:
As reported income from continuing operations	$62.0	$56.5	$320.7	$274.4
Adjustments(1)	N/A	N/A	N/A	(0.6)
Previously reported income from continuing operations	N/A	N/A	N/A	273.8
Adjustments:
Restructuring charges	5.3	19.0	19.9	59.5
Loss from settlement and curtailment of pension obligations	---	0.3	41.4	0.3
Other items(2)	(0.5)	---	3.9	8.5
Tax effect of pre-tax adjustments	22.2	2.5	(21.4)	(22.6)

Adjusted Income from Continuing Operations (non-GAAP)	$89.0	$78.3	$364.5	$319.5

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2016	Jan. 02, 2016	Dec. 31, 2016	Jan. 02, 2016

Reconciliation from GAAP to Non-GAAP Income per Common Share from Continuing Operations:

As reported income per common share from continuing operations, assuming dilution	$0.69	$0.61	$3.54	$2.95

Adjustments(1)	N/A	N/A	N/A	---

Previously reported income per common share from continuing operations, assuming dilution	N/A	N/A	N/A	2.95

Adjustments per common share, net of tax:

Restructuring charges, loss from settlement and curtailment of pension obligations, and other items(2)	0.30	0.24	0.48	0.49

Adjusted Income per Common Share from Continuing Operations, assuming dilution (non-GAAP)	$0.99	$0.85	$4.02	$3.44

Weighted average number of common shares outstanding, assuming dilution	90.1	92.5	90.7	92.9

(1)           GAAP adjustment for 2015 reflects the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact to the non-GAAP amounts.

(2)           Includes transaction costs, loss on sale of product line and related exit costs, gain/loss on sales of assets, and legal settlements.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2016	Jan. 02, 2016	Dec. 31, 2016	Jan. 02, 2016

Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$219.6	$191.5	$585.3	$473.7
Purchases of property, plant and equipment	(72.0)	(46.2)	(176.9)	(135.8)
Purchases of software and other deferred charges	(13.1)	(6.7)	(29.7)	(15.7)
Proceeds from sales of property, plant and equipment	4.2	0.5	8.5	7.6
Sales (purchases) of investments, net	0.7	(0.3)	(0.1)	(0.5)
Plus: free cash (inflow) outflow from discontinued operations	---	(0.5)	---	0.1

Free Cash Flow - Continuing Operations (non-GAAP)	$139.4	$138.3	$387.1	$329.4

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016 (1)	2015 (2)	2016	2015

Label and Graphic Materials	$1,063.8	$970.6	$120.6	$102.5	11.3%	10.6%
Retail Branding and Information Solutions	375.9	363.2	34.8	11.8	9.3%	3.2%
Industrial and Healthcare Materials	111.1	121.0	9.8	15.0	8.8%	12.4%
Corporate Expense	N/A	N/A	(24.4)	(22.6)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,550.8	$1,454.8	$140.8	$106.7	9.1%	7.3%

(1) Operating income for the fourth quarter of 2016 includes severance and related costs of $4, asset impairment and lease cancellation charges of $1.3, and transaction costs of $.9, partially offset by gain on sale of assets of $1.4. Of the total $4.8, the Label and Graphic Materials segment recorded $2, the Retail Branding and Information Solutions segment recorded $2.7, the Industrial and Healthcare Materials segment recorded $1, and Corporate recorded ($.9).

(2) Operating income for the fourth quarter of 2015 includes severance and related costs of $17.5, asset impairment and lease cancellation charges of $1.5, and net loss from curtailment and settlement of pension obligations of $.3. Of the total $19.3, the Label and Graphic Materials segment recorded $2.3, the Retail Branding and Information Solutions segment recorded $16.4, the Industrial and Healthcare Materials segment recorded $.5, and Corporate recorded $.1.

Previously reported segment results have been reclassified to reflect our new operating structure.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016	2015
Label and Graphic Materials
Operating income and margins, as reported	$120.6	$102.5	11.3%	10.6%
Adjustments:
Restructuring charges:
Severance and related costs	1.0	1.5	0.1%	0.1%
Asset impairment charges	0.2	0.6	---	0.1%
Transaction costs	0.8	---	0.1%	---
Net loss from curtailment and settlement of pension obligations	---	0.2	---	---
Adjusted operating income and margins (non-GAAP)	$122.6	$104.8	11.5%	10.8%

Retail Branding and Information Solutions
Operating income and margins, as reported	$34.8	$11.8	9.3%	3.2%
Adjustments:
Restructuring charges:
Severance and related costs	3.0	15.5	0.8%	4.3%
Asset impairment and lease cancellation charges	1.1	0.9	0.3%	0.3%
Gain on sale of assets	(1.4)	---	(0.4%)	---
Adjusted operating income and margins (non-GAAP)	$37.5	$28.2	10.0%	7.8%

Industrial and Healthcare Materials
Operating income and margins, as reported	$9.8	$15.0	8.8%	12.4%
Adjustments:
Restructuring charges:
Severance and related costs	---	0.5	---	0.4%
Transaction costs	1.0	---	0.9%	---
Adjusted operating income and margins (non-GAAP)	$10.8	$15.5	9.7%	12.8%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016 (1)	2015 (2)	2016	2015

Label and Graphic Materials	$4,187.3	$4,032.1	$516.2	$453.4	12.3%	11.2%
Retail Branding and Information Solutions	1,445.4	1,443.4	102.6	51.6	7.1%	3.6%
Industrial and Healthcare Materials	453.8	491.4	54.6	57.1	12.0%	11.6%
Corporate Expense	N/A	N/A	(136.4)	(92.7)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$6,086.5	$5,966.9	$537.0	$469.4	8.8%	7.9%

(1) Operating income for fiscal year 2016 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $5.2, loss from settlement of pension obligations of $41.4, and transaction costs of $5, partially offset by net gain on sales of assets of $1.1. Of the total $65.2, the Label and Graphic Materials segment recorded $13, the Retail Branding and Information Solutions segment recorded $9.8, the Industrial and Healthcare Materials segment recorded $1.9, and Corporate recorded $40.5.

(2) Operating income for fiscal year 2015 includes severance and related costs of $52.5, asset impairment and lease cancellation charges of $7, loss on sale of product line and related exit costs of $10.5, and net loss from curtailment and settlement of pension obligations of $.3, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3. Of the total $68.3, the Label and Graphic Materials segment recorded $12.1, the Retail Branding and Information Solutions segment recorded $45.7, the Industrial and Healthcare Materials segment recorded $8, and Corporate recorded $2.5.

Previously reported segment results have been reclassified to reflect our new operating structure.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016	2015
Label and Graphic Materials
Operating income and margins, as reported	$516.2	$453.4	12.3%	11.2%
Adjustments:
Restructuring charges:
Severance and related costs	5.8	12.8	0.1%	0.3%
Asset impairment charges	2.7	0.8	0.1%	---
Transaction costs	4.5	---	0.1%	---
Gain on sale of asset	---	(1.7)	---	---
Net loss from curtailment and settlement of pension obligations	---	0.2	---	---
Adjusted operating income and margins (non-GAAP)	$529.2	$465.5	12.6%	11.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$102.6	$51.6	7.1%	3.6%
Adjustments:
Restructuring charges:
Severance and related costs	8.4	34.1	0.6%	2.3%
Asset impairment and lease cancellation charges	2.1	1.6	0.2%	0.1%
Net gain on sales of assets	(1.1)	---	(0.1%)	---
Loss on sale of product line and related transaction and exit costs	0.4	10.5	---	0.7%
Legal settlement	---	(0.5)	---	---
Adjusted operating income and margins (non-GAAP)	$112.4	$97.3	7.8%	6.7%

Industrial and Healthcare Materials
Operating income and margins, as reported	$54.6	$57.1	12.0%	11.6%
Adjustments:
Restructuring charges:
Severance and related costs	0.5	3.4	0.1%	0.7%
Asset impairment charges	0.4	4.6	0.1%	0.9%
Transaction costs	1.0	---	0.3%	---
Adjusted operating income and margins (non-GAAP)	$56.5	$65.1	12.5%	13.2%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2016

	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	7%	10%	3%	(8%)
Foreign currency translation	1%	1%	1%	1%
Acquisitions/divestitures	(3%)	(3%)	---	(3%)

Organic sales change (non-GAAP)(1)	5%	7%	5%	(10%)

	Full Year 2016

	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	2%	4%	---	(8%)
Foreign currency translation	3%	3%	2%	2%
Acquisitions/divestitures	(1%)	(1%)	2%	(2%)

Organic sales change (non-GAAP)(1)	4%	5%	3%	(8%)

(1)Totals may not sum due to rounding.

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